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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52230) pertaining to the PACCAR Inc Savings Investment Plan of our report dated May 17, 2002, with respect to the financial statements and schedules of the PACCAR Inc Savings Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                      /s/ ERNST & YOUNG LLP

Seattle, Washington
June 13, 2002

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CONSENT OF INDEPENDENT AUDITORS